Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS THIRD QUARTER EARNINGS OF $20.7 MILLION

OLNEY, MARYLAND, October 24, 2023 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $20.7 million ($0.46 per diluted common share) for the quarter ended September 30, 2023, compared to net income of $24.7 million ($0.55 per diluted common share) for the second quarter of 2023 and $33.6 million ($0.75 per diluted common share) for the third quarter of 2022. The decline in the current quarter's net income compared to the linked quarter was the result of the one-time pension settlement expense associated with the previously disclosed termination of the Company's pension plan, coupled with lower net interest income. These negative factors were partially offset by lower provision for credit losses and a decline in salaries and employee benefits expense after excluding the impact of the pension settlement expense.

Current quarter core earnings were $27.8 million ($0.62 per diluted common share), compared to $27.1 million ($0.60 per diluted common share) for the quarter ended June 30, 2023 and $35.7 million ($0.80 per diluted common share) for the quarter ended September 30, 2022. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and non-recurring or extraordinary items. The increase in core earnings during the current quarter as compared to the previous quarter was a result of lower provision for credit losses, lower salaries and employee benefits expense, and lower marketing expense, offset by reduced net interest income.

“This quarter we demonstrated the effectiveness of our core funding strategies and ability to expand our reach in the Greater Washington region. We added over 1,500 clients in the quarter, which reflects over 1% growth in our client base,” said Daniel J. Schrider, Chairman, President and CEO of Sandy Spring Bank. "Additionally, we grew the Commercial & Industrial portfolio, reduced our Commercial Real Estate concentration, and maintained our credit quality."

“We are focused on capitalizing on this momentum to deepen existing client relationships and welcome new clients to Sandy Spring Bank,” Schrider added.

Third Quarter Highlights

•Total assets at September 30, 2023 increased by 1% to $14.1 billion compared to $14.0 billion at June 30, 2023.

•Total loans declined by $69.3 million or 1% to $11.3 billion at September 30, 2023 compared to $11.4 billion at June 30, 2023. During the current quarter, the Company reduced its concentration in the commercial real estate segments by $110.3 million, while commercial business loans and lines increased $31.1 million. The total residential mortgage loan portfolio grew $16.0 million mainly due to the migration of construction loans into the portfolio.

•Deposits increased $192.1 million or 2% to $11.2 billion at September 30, 2023 compared to $11.0 billion at June 30, 2023, as interest-bearing deposits increased $258.1 million or 3%, while noninterest-bearing deposits declined $66.0 million or 2%. Growth within interest-bearing deposit categories was driven by savings accounts and core time deposits, which increased by $277.4 million and $263.7 million, respectively. These increases were partially offset by the $155.8 million decrease in brokered time deposits, as the Company reduced its reliance on wholesale funding sources, and the $177.5 million decrease in money market accounts.

•Credit quality metrics remained at low levels during the current quarter. The ratio of non-performing loans to total loans was 0.46% at September 30, 2023 compared to 0.44% at June 30, 2023 and 0.40% at September 30, 2022. Net charge-off activity during the current quarter was insignificant.

•Total borrowings declined in the current quarter by $57.8 million or 4% over the amounts at June 30, 2023, mainly as a result of a $50.0 million reduction in FHLB advances.

•Net interest income for the third quarter of 2023 declined $5.4 million or 6% compared to the previous quarter and $27.9 million or 25% compared to the third quarter of 2022. During the recent quarter, the $4.3 million growth in interest income was more than offset by the $9.7 million increase in interest expense, a result of the increased rates paid on deposits.

•The net interest margin was 2.55% for the third quarter of 2023 compared to 2.73% for the second quarter of 2023 and 3.53% for the third quarter of 2022. The decline in the net interest margin was the result of higher rates paid on interest-bearing liabilities, driven by higher market rates, competition for deposits, and customer movement of excess funds out of noninterest-bearing accounts, outpacing the increase in the yield on interest-earning assets. Compared to the linked quarter, the rate paid on interest-bearing liabilities rose 36 basis points, while the yield on interest-earning assets increased 8 basis points, resulting in the quarterly margin compression of 18 basis points.

•Provision for credit losses directly attributable to the funded loan portfolio for the current quarter was $3.2 million compared to $4.5 million in the previous quarter and $14.1 million in the prior year quarter. The provision for the current quarter was the product of increases in individual reserves on a few commercial lending relationships, which were partially offset by a qualitative adjustment related to reduced probability of an economic recession. In addition, during the current quarter the Company reduced its reserve for unfunded commitments by $0.8 million as a result of higher utilization of lines of credit.

•Non-interest income for the third quarter of 2023 increased by 1% or $0.2 million compared to the linked quarter and grew by 3% or $0.5 million compared to the prior year quarter. The quarter-over-quarter increase was mainly driven by higher wealth management income and higher lending-related fees, offset by lower BOLI income.

•Non-interest expense for the third quarter of 2023 increased $3.3 million or 5% compared to the second quarter of 2023 and $6.7 million or 10% compared to the prior year quarter. The current quarter included $8.2 million of pension settlement expense related to the termination of the Company's pension plan, while the previous quarter included $1.9 million of severance related expense associated with staffing adjustments. Excluding these items from the current and previous quarters, total non-interest expense declined by $2.9 million or 4% driven by lower salaries and employee benefits expense and lower marketing expense.

•Return on average assets (“ROA”) for the quarter ended September 30, 2023 was 0.58% and return on average tangible common equity (“ROTCE”) was 7.42% compared to 0.70% and 8.93%, respectively, for the second quarter of 2023 and 0.99% and 12.49%, respectively, for the third quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.78% and core ROTCE was 9.51% compared to 0.77% and 9.43%, respectively, for the previous quarter and 1.05% and 12.86%, respectively, for the third quarter of 2022.

•The GAAP efficiency ratio was 70.72% for the third quarter of 2023, compared to 64.22% for the second quarter of 2023 and 50.66% for the third quarter of 2022. The non-GAAP efficiency ratio was 60.91% for the third quarter of 2023 compared to 60.68% for the second quarter of 2023 and 48.18% for the prior year quarter. The increase in both the GAAP and non-GAAP efficiency ratios (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter and the third quarter of the prior year was the result of declines in net revenue from the prior periods coupled with the growth in non-interest expense.

Balance Sheet and Credit Quality

Total assets were $14.1 billion at September 30, 2023, as compared to $14.0 billion at June 30, 2023. Total loans declined by $69.3 million or 1% to $11.3 billion at September 30, 2023 compared to $11.4 billion at June 30, 2023. Total commercial real estate and business loans declined $79.2 million quarter-over-quarter due to a $107.1 million or 10% decline in the AD&C loan portfolio, while investor and owner-occupied commercial real estate loan portfolios were relatively unchanged. Commercial business loans and lines increased $31.1 million or 2%. Total residential mortgage loans grew $16.0 million or 1% mainly due to the migration of construction loans into the residential mortgage portfolio. Overall, the loan portfolio mix remained relatively unchanged compared to the previous quarter.

Deposits increased $192.1 million or 2% to $11.2 billion at September 30, 2023 compared to $11.0 billion at June 30, 2023. During this period total interest-bearing deposits increased $258.1 million or 3%, while noninterest-bearing deposits declined $66.0 million or 2%. Growth within interest-bearing deposit categories was driven by savings accounts and core time deposits, which increased by $277.4 million and $263.7 million, respectively. These increases were partially offset by the $155.8 million decrease in brokered time deposits, as the Company reduced its reliance on wholesale funding sources, and the $177.5 million decrease in money market accounts. Total deposits, excluding brokered deposits, increased by $349.5 million or 4% quarter-over-quarter and represented 90% of the total deposits as of September 30, 2023 compared to 88% at June 30, 2023, reflecting the continued stability of the core deposit base. The deposit growth experienced during the current quarter resulted in the loan to deposit ratio declining to 101% at September 30, 2023 from 104% at June 30, 2023. Total uninsured deposits at September 30,

2023 were approximately 33% of the total deposits. The Company offers its customers reciprocal deposit arrangements, which provide FDIC deposit insurance for accounts that would otherwise exceed deposit insurance limits. During the quarter ended September 30, 2023, balances in the Company's reciprocal deposit accounts increased by $131.6 million.

Total borrowings declined by $57.8 million or 4% at September 30, 2023 as compared to the previous quarter, driven by a $50.0 million reduction in FHLB advances. The outstanding balance of borrowings through the Federal Reserve Bank's Bank Term Funding Program remained unchanged at $300.0 million at September 30, 2023. At September 30, 2023, contingent liquidity, which consists of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window and the Bank Term Funding Program, as well as excess cash and unpledged investment securities totaled $6.1 billion or 168% of uninsured deposits. At September 30, 2023, total cash and cash equivalents were $717.6 million, an increase of $287.5 million or 67% compared to the linked quarter, primarily a result of strong deposit growth.

The tangible common equity ratio decreased to 8.42% of tangible assets at September 30, 2023, compared to 8.51% at June 30, 2023. This decrease reflected the impact of higher tangible assets while tangible common equity remained relatively unchanged quarter-over-quarter, as net retained earnings were offset by an increase in unrealized losses on available-for-sale investment securities.

At September 30, 2023, the Company had a total risk-based capital ratio of 14.85%, a common equity tier 1 risk-based capital ratio of 10.83%, a tier 1 risk-based capital ratio of 10.83%, and a tier 1 leverage ratio of 9.50%. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. Overall credit quality remained stable at September 30, 2023 compared to June 30, 2023, as the ratio of non-performing loans to total loans was 0.46% compared to 0.44%. These levels of non-performing loans compare to 0.40% at September 30, 2022 and continue to indicate stable credit quality during a period of economic uncertainty. At September 30, 2023, non-performing loans totaled $51.8 million, compared to $49.5 million at June 30, 2023 and $44.5 million at September 30, 2022. Total net charge-offs for the current quarter amounted to $0.1 million compared to $1.8 million for the second quarter of 2023 and $0.5 million of net recoveries for the third quarter of 2022.

At September 30, 2023, the allowance for credit losses was $123.4 million or 1.09% of outstanding loans and 238% of non-performing loans, compared to $120.3 million or 1.06% of outstanding loans and 243% of non-performing loans at the end of the previous quarter and $128.3 million or 1.14% of outstanding loans and 289% of non-performing loans at the end of the third quarter of 2022. The increase in the allowance for the current quarter compared to the previous quarter mainly reflects increases in individual reserves recorded on a few commercial real estate relationships, partially offset by the reduction of the qualitative adjustment related to the probability of an economic recession.

Income Statement Review

Quarterly Results

Net income was $20.7 million ($0.46 per diluted common share) for the three months ended September 30, 2023 compared to $24.7 million ($0.55 per diluted common share) for the three months ended June 30, 2023 and $33.6 million ($0.75 per diluted common share) for the prior year quarter. The current quarter's core earnings were $27.8 million ($0.62 per diluted common share), compared to $27.1 million ($0.60 per diluted common share) for the previous quarter and $35.7 million ($0.80 per diluted common share) for the quarter ended September 30, 2022. The decline in the current quarter's net income compared to the previous quarter was the result of one-time pension settlement expense of $8.2 million, as the Company completed the termination of its pension plan, coupled with lower net interest income, partially offset by lower provision for credit losses and lower salaries expense. The increase in core earnings during the current quarter as compared to the previous quarter was a result of lower provision for credit losses, lower salaries and employee benefits expense, and lower marketing expense, offset by reduced net interest income.

Net interest income for the third quarter of 2023 decreased $5.4 million or 6% compared to the previous quarter and $27.9 million or 25% compared to the third quarter of 2022. Both quarterly and year-over-year decreases in net interest income were driven by higher interest expense, a result of higher funding costs, which outpaced growth in interest income. The rising interest rate environment was primarily responsible for a $32.0 million year-over-year increase in interest income. This growth in interest income was more than offset by the $59.9 million year-over-year growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits. Interest income growth occurred in all categories of commercial loans and, to a lesser degree, in residential mortgage loans, consumer loans and investment securities income.

The net interest margin was 2.55% for the third quarter of 2023 compared to 2.73% for the second quarter of 2023 and 3.53% for the third quarter of 2022. The contraction of the net interest margin for the current quarter reflects the higher rate paid on interest-bearing liabilities, which outpaced the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months coupled with competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products. As compared to the prior year quarter, the yield on interest-earning assets increased 76 basis points while the rate paid on interest-bearing liabilities rose 241 basis points, resulting in the margin compression of 98 basis points.

The total provision for credit losses was $2.4 million for the third quarter of 2023 compared to $5.1 million for the previous quarter and $18.9 million for the third quarter of 2022. The provision for credit losses directly attributable to the funded loan portfolio was $3.2 million for the current quarter compared to $4.5 million for the second quarter of 2023 and the prior year quarter’s provision of $14.1 million. The current quarter's provision mainly reflects an increase in individual reserves established on a few commercial real estate relationships.

Non-interest income for the third quarter of 2023 increased by 1% or $0.2 million compared to the linked quarter and grew by 3% or $0.5 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by higher wealth management income coupled with higher lending-related fees, partially offset by lower BOLI income due to mortality proceeds received in the prior quarter.

Non-interest expense for the third quarter of 2023 increased $3.3 million or 5% compared to the second quarter of 2023 and $6.7 million or 10% compared to the third quarter of 2022. The current quarter included $8.2 million of pension settlement expense related to the termination of the Company's pension plan, while the previous quarter included $1.9 million of severance related expense associated with staffing adjustments. Excluding these items from the current and previous quarters, total non-interest expense declined by $2.9 million or 4% driven by lower salaries and employee benefits and lower marketing expense. Excluding pension settlement expense from the current quarter, non-interest expense declined by $1.5 million or 2% year-over-year. This decline is primarily attributable to lower compensation expense, partially offset by higher professional fees related to the Company's investments in technology projects, and higher FDIC insurance expense, due to an increase in the assessment rate for all banks that became effective in 2023.

For the third quarter of 2023, the GAAP efficiency ratio was 70.72% compared to 64.22% for the second quarter of 2023 and 50.66% for the third quarter of 2022. The GAAP efficiency ratio rose from the prior year quarter primarily as a result of the 21% decrease in GAAP revenue in combination with the 10% increase in GAAP non-interest expense. The non-GAAP efficiency ratio was 60.91% for the current quarter as compared to 60.68% for the second quarter of 2023 and 48.18% for the third quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the third quarter of the prior year to the current year quarter was primarily the result of the 21% decline in non-GAAP revenue, while non-GAAP expenses were relatively unchanged.

ROA for the quarter ended September 30, 2023 was 0.58% and ROTCE was 7.42% compared to 0.70% and 8.93%, respectively, for the second quarter of 2023 and 0.99% and 12.49%, respectively, for the third quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.78% and core ROTCE was 9.51% compared to 0.77% and 9.43% for the second quarter of 2023 and 1.05% and 12.86%, respectively, for the third quarter of 2022.

Year-to-Date Results

The Company recorded net income of $96.7 million for the nine months ended September 30, 2023 compared to net income of $132.3 million for the same period in the prior year. Core earnings were $107.2 million for the nine months ended September 30, 2023 compared to $125.0 million for the same period in the prior year. Year-to-date net income declined as a result of the gain recognized on the sale of the Company's insurance segment during the prior year in combination with lower net interest income and higher non-interest expense, partially offset by lower provision for credit losses as a result of significant credit recorded during the first quarter of the current year.

For the nine months ended September 30, 2023, net interest income decreased $47.5 million compared to the prior year as a result of the $169.0 million increase in interest expense, partially offset by the $121.5 million increase in interest income. The increase in interest expense was driven by the interest expense on deposits, primarily associated with money market and time deposit accounts and, to a lesser degree, FHLB and Federal Reserve Bank borrowings. The net interest margin declined to 2.75% for the nine months ended September 30, 2023, compared to 3.50% for the prior year, primarily as a result of higher funding cost due to the rising interest rate environment and market competition for deposits during the period.

The provision for credit losses for the nine months ended September 30, 2023 amounted to a credit of $14.1 million as compared to a charge of $23.6 million for 2022. Credit to the provision for the nine months ended September 30, 2023 was a reflection of the improving regional forecasted unemployment rate, observed during the early part of the current year, coupled with the continued strong credit quality performance of the loan portfolio.

For the nine months ended September 30, 2023, non-interest income decreased 31% to $50.5 million compared to $72.7 million for 2022. During the prior year, the Company realized a $16.5 million gain on the sale of its insurance segment. Excluding the gain, non-interest income decreased 10% or $5.7 million, driven by a $2.9 million decrease in insurance commissions, a $2.6 million decrease in bank card fees and a $0.6 million decrease in income from mortgage banking activities. Insurance commission income declined due to the disposition of the Company's insurance business during the second quarter of the prior year. Fees from bank cards declined as a result of regulatory restrictions on transaction fees effective in the second half of the prior year. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which continues to dampen home sales and refinancing activity. These decreases in non-interest income year-over-year were partially offset by a $0.8 million increase in BOLI mortality-related income.

Non-interest expense increased 8% to $207.9 million for the nine months ended September 30, 2023, compared to $192.9 million for 2022. Current year expense included pension settlement expense of $8.2 million and severance expense of $1.9 million, while the prior year included contingent earn-out expense associated with the 2020 acquisition of Rembert Pendleton Jackson of $1.2 million and merger, acquisition and disposal expense of $1.1 million. Excluding these items, non-interest expense increased by $7.2 million or 4% in the current year over the prior year. The drivers of the increase in non-interest expense were a $5.8 million increase in professional fees, a $3.5 million increase in FDIC expense, and a $1.4 million increase in software amortization expense. Excluding the pension settlement expense, total salaries and benefits expense declined by $3.5 million from the prior year period. Year-over-year increases in both professional fees and software amortization expense were mainly associated with the Company's investments in technology and software projects. The increase in FDIC insurance expense was a result of the two basis points increase in the assessment rate for all banks that became effective in 2023.

For the nine months ended September 30, 2023, the GAAP efficiency ratio was 64.29% compared to 49.08% for the same period in 2022. The non-GAAP efficiency ratio for the current year was 59.42% compared to the 49.09% for the prior year. The growth in the current year’s non-GAAP efficiency ratio compared to the prior year, indicating a decline in efficiency, was the result of the 14% decrease in non-GAAP revenue combined with the 4% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), merger, acquisition and disposal expense, gain on disposal of assets, pension settlement expense, severance expense and contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, pension settlement expense, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at

www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 724249. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until November 7, 2023. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 896518.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jen Schell, Senior Vice President
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the quarter ended June 30, 2023, including in the Risk Factors section of those reports, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(Dollars in thousands, except per share data)	2023	2022		2023	2022
Results of operations:
Net interest income	$85,081	$112,960	(25)%	$272,854	$320,361	(15)%
Provision/ (credit) for credit losses	2,365	18,890	(87)	(14,116)	23,571	N/M
Non-interest income	17,391	16,882	3	50,518	72,722	(31)
Non-interest expense	72,471	65,780	10	207,912	192,918	8
Income before income tax expense	27,636	45,172	(39)	129,576	176,594	(27)
Net income	20,746	33,584	(38)	96,744	132,319	(27)

Net income attributable to common shareholders	$20,719	$33,470	(38)	$96,552	$131,744	(27)
Pre-tax pre-provision net income (1)	$30,001	$64,062	(53)	$115,460	$200,165	(42)

Return on average assets	0.58%	0.99%		0.92%	1.36%
Return on average common equity	5.35%	8.96%		8.50%	11.90%
Return on average tangible common equity (1)	7.42%	12.49%		11.67%	16.54%
Net interest margin	2.55%	3.53%		2.75%	3.50%
Efficiency ratio - GAAP basis (2)	70.72%	50.66%		64.29%	49.08%
Efficiency ratio - Non-GAAP basis (2)	60.91%	48.18%		59.42%	49.09%

Per share data:
Basic net income per common share	$0.46	$0.75	(39)%	$2.16	$2.93	(26)%
Diluted net income per common share	$0.46	$0.75	(38)	$2.15	$2.92	(26)
Weighted average diluted common shares	44,960,455	44,780,560	—	44,912,803	45,098,073	—
Dividends declared per share	$0.34	$0.34	—	$1.02	$1.02	—
Book value per common share	$34.26	$32.52	5	$34.26	$32.52	5
Tangible book value per common share (1)	$25.80	$23.90	8	$25.80	$23.90	8
Outstanding common shares	44,895,158	44,644,269	1	44,895,158	44,644,269	1

Financial condition at period-end:
Investment securities	$1,392,078	$1,587,279	(12)%	$1,392,078	$1,587,279	(12)%
Loans	11,300,292	11,218,813	1	11,300,292	11,218,813	1
Assets	14,135,085	13,765,597	3	14,135,085	13,765,597	3
Deposits	11,151,012	10,749,486	4	11,151,012	10,749,486	4
Stockholders' equity	1,537,914	1,451,862	6	1,537,914	1,451,862	6

Capital ratios:
Tier 1 leverage (3)	9.50%	9.33%		9.50%	9.33%
Common equity tier 1 capital to risk-weighted assets (3)	10.83%	10.18%		10.83%	10.18%
Tier 1 capital to risk-weighted assets (3)	10.83%	10.18%		10.83%	10.18%
Total regulatory capital to risk-weighted assets (3)	14.85%	14.15%		14.85%	14.15%
Tangible common equity to tangible assets (4)	8.42%	7.98%		8.42%	7.98%
Average equity to average assets	10.92%	10.99%		10.84%	11.41%

Credit quality ratios:
Allowance for credit losses to loans	1.09%	1.14%		1.09%	1.14%
Non-performing loans to total loans	0.46%	0.40%		0.46%	0.40%
Non-performing assets to total assets	0.37%	0.33%		0.37%	0.33%
Allowance for credit losses to non-performing loans	238.32%	288.50%		238.32%	288.50%
Annualized net charge-offs/ (recoveries) to average loans (5)	—%	(0.02)%		0.02%	—%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger, acquisition and disposal expense, severance expense, pension settlement expense and contingent payment expense from non-interest expense; and investment securities gains/ (losses) and gain on disposal of assets from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at September 30, 2023.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2023	2022	2023	2022
Core earnings (non-GAAP):
Net income (GAAP)	$20,746	$33,584	$96,744	$132,319
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Merger, acquisition and disposal expense	—	—	—	796
Amortization of intangible assets	932	1,076	2,851	3,284
Severance expense	—	—	1,445	—
Pension settlement expense	6,088	—	6,088	—
Gain on disposal of assets	—	108	—	(12,309)
Investment securities gains	—	(2)	—	(36)
Contingent payment expense	—	929	27	929
Core earnings (Non-GAAP)	$27,766	$35,695	$107,155	$124,983

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	44,960,455	44,780,560	44,912,803	45,098,073

Earnings per diluted common share (GAAP)	$0.46	$0.75	$2.15	$2.92
Core earnings per diluted common share (non-GAAP)	$0.62	$0.80	$2.39	$2.77

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,086,342	$13,521,595	$14,043,925	$13,033,256

Return on average assets (GAAP)	0.58%	0.99%	0.92%	1.36%
Core return on average assets (non-GAAP)	0.78%	1.05%	1.02%	1.28%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$20,746	$33,584	$96,744	$132,319
Plus: Amortization of intangible assets (net of tax)	932	1,076	2,851	3,284
Net income before amortization of intangible assets	$21,678	$34,660	$99,595	$135,603

Average total stockholders' equity (GAAP)	$1,538,553	$1,486,427	$1,522,153	$1,486,920
Average goodwill	(363,436)	(363,436)	(363,436)	(367,190)
Average other intangible assets, net	(16,777)	(22,187)	(18,068)	(23,774)
Average tangible common equity (non-GAAP)	$1,158,340	$1,100,804	$1,140,649	$1,095,956

Return on average tangible common equity (non-GAAP)	7.42%	12.49%	11.67%	16.54%
Core return on average tangible common equity (non-GAAP)	9.51%	12.86%	12.56%	15.25%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2023	2022	2023	2022
Pre-tax pre-provision net income:
Net income (GAAP)	$20,746	$33,584	$96,744	$132,319
Plus/ (less) non-GAAP adjustments:
Income tax expense	6,890	11,588	32,832	44,275
Provision/ (credit) for credit losses	2,365	18,890	(14,116)	23,571
Pre-tax pre-provision net income (non-GAAP)	$30,001	$64,062	$115,460	$200,165

Efficiency ratio (GAAP):
Non-interest expense	$72,471	$65,780	$207,912	$192,918

Net interest income plus non-interest income	$102,472	$129,842	$323,372	$393,083

Efficiency ratio (GAAP)	70.72%	50.66%	64.29%	49.08%

Efficiency ratio (Non-GAAP):
Non-interest expense	$72,471	$65,780	$207,912	$192,918
Less non-GAAP adjustments:
Amortization of intangible assets	1,245	1,432	3,820	4,406
Merger, acquisition and disposal expense	—	1	—	1,068
Severance expense	—	—	1,939	—
Pension settlement expense	8,157	—	8,157	—
Contingent payment expense	—	1,247	36	1,247
Non-interest expense - as adjusted	$63,069	$63,100	$193,960	$186,197

Net interest income plus non-interest income	$102,472	$129,842	$323,372	$393,083
Plus non-GAAP adjustment:
Tax-equivalent income	1,068	951	3,044	2,809
Less/ (plus) non-GAAP adjustment:
Investment securities gains	—	2	—	48
Gain on disposal of assets	—	(183)	—	16,516
Net interest income plus non-interest income - as adjusted	$103,540	$130,974	$326,416	$379,328

Efficiency ratio (Non-GAAP)	60.91%	48.18%	59.42%	49.09%

Tangible common equity ratio:
Total stockholders' equity	$1,537,914	$1,451,862	$1,537,914	$1,451,862
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(16,035)	(21,262)	(16,035)	(21,262)
Tangible common equity	$1,158,443	$1,067,164	$1,158,443	$1,067,164

Total assets	$14,135,085	$13,765,597	$14,135,085	$13,765,597
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(16,035)	(21,262)	(16,035)	(21,262)
Tangible assets	$13,755,614	$13,380,899	$13,755,614	$13,380,899

Tangible common equity ratio	8.42%	7.98%	8.42%	7.98%

Outstanding common shares	44,895,158	44,644,269	44,895,158	44,644,269
Tangible book value per common share	$25.80	$23.90	$25.80	$23.90

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	September 30, 2023	December 31, 2022	September 30, 2022
Assets
Cash and due from banks	$80,314	$88,152	$88,780
Federal funds sold	251	193	213
Interest-bearing deposits with banks	637,026	103,887	169,815
Cash and cash equivalents	717,591	192,232	258,808
Residential mortgage loans held for sale (at fair value)	19,235	11,706	11,469
Investments held-to-maturity (fair values of $194,411, $220,123 and $226,030 at September 30, 2023, December 31, 2022 and September 30, 2022, respectively)	241,464	259,452	265,648
Investments available-for-sale (at fair value)	1,075,089	1,214,538	1,244,335
Other investments, at cost	75,525	69,218	77,296
Total loans	11,300,292	11,396,706	11,218,813
Less: allowance for credit losses - loans	(123,360)	(136,242)	(128,268)
Net loans	11,176,932	11,260,464	11,090,545
Premises and equipment, net	72,312	67,070	64,703
Other real estate owned	261	645	739
Accrued interest receivable	45,100	41,172	37,074
Goodwill	363,436	363,436	363,436
Other intangible assets, net	16,035	19,855	21,262
Other assets	332,105	333,331	330,282
Total assets	$14,135,085	$13,833,119	$13,765,597

Liabilities
Noninterest-bearing deposits	$3,013,905	$3,673,300	$3,993,480
Interest-bearing deposits	8,137,107	7,280,121	6,756,006
Total deposits	11,151,012	10,953,421	10,749,486
Securities sold under retail repurchase agreements	66,581	61,967	91,287
Federal funds purchased	—	260,000	115,000
Federal Reserve Bank borrowings	300,000	—	—
Advances from FHLB	550,000	550,000	840,000
Subordinated debt	370,653	370,205	370,056
Total borrowings	1,287,234	1,242,172	1,416,343
Accrued interest payable and other liabilities	158,925	153,758	147,906
Total liabilities	12,597,171	12,349,351	12,313,735

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,895,158, 44,657,054 and 44,644,269 at September 30, 2023, December 31, 2022 and September 30, 2022, respectively	44,895	44,657	44,644
Additional paid in capital	740,999	734,273	732,239
Retained earnings	887,512	836,789	818,049
Accumulated other comprehensive loss	(135,492)	(131,951)	(143,070)
Total stockholders' equity	1,537,914	1,483,768	1,451,862
Total liabilities and stockholders' equity	$14,135,085	$13,833,119	$13,765,597

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$147,304	$121,327	$431,305	$327,042
Interest on loans held for sale	238	161	697	504
Interest on deposits with banks	6,371	774	13,979	1,245
Interest and dividend income on investment securities:
Taxable	6,682	5,735	20,538	14,472
Tax-advantaged	1,811	2,422	5,376	7,100
Interest on federal funds sold	5	3	13	4
Total interest income	162,411	130,422	471,908	350,367
Interest expense:
Interest on deposits	63,102	9,490	155,215	15,578
Interest on retail repurchase agreements and federal funds purchased	4,082	977	10,377	1,232
Interest on advances from FHLB	6,200	3,049	21,623	3,066
Interest on subordinated debt	3,946	3,946	11,839	10,130
Total interest expense	77,330	17,462	199,054	30,006
Net interest income	85,081	112,960	272,854	320,361
Provision/ (credit) for credit losses	2,365	18,890	(14,116)	23,571
Net interest income after provision/ (credit) for credit losses	82,716	94,070	286,970	296,790
Non-interest income:
Investment securities gains	—	2	—	48
Gain on disposal of assets	—	(183)	—	16,516
Service charges on deposit accounts	2,704	2,591	7,698	7,384
Mortgage banking activities	1,682	1,566	4,744	5,347
Wealth management income	9,391	8,867	27,414	27,302
Insurance agency commissions	—	—	—	2,927
Income from bank owned life insurance	845	693	3,003	2,191
Bank card fees	450	438	1,315	3,916
Other income	2,319	2,908	6,344	7,091
Total non-interest income	17,391	16,882	50,518	72,722
Non-interest expense:
Salaries and employee benefits	44,853	40,126	124,710	119,049
Occupancy expense of premises	4,609	4,759	14,220	14,527
Equipment expenses	3,811	3,825	11,688	10,920
Marketing	729	1,370	3,861	3,843
Outside data services	2,819	2,509	8,186	7,492
FDIC insurance	2,333	1,268	6,846	3,330
Amortization of intangible assets	1,245	1,432	3,820	4,406
Merger, acquisition and disposal expense	—	1	—	1,068
Professional fees and services	4,509	2,207	12,354	6,596
Other expenses	7,563	8,283	22,227	21,687
Total non-interest expense	72,471	65,780	207,912	192,918
Income before income tax expense	27,636	45,172	129,576	176,594
Income tax expense	6,890	11,588	32,832	44,275
Net income	$20,746	$33,584	$96,744	$132,319

Net income per share amounts:
Basic net income per common share	$0.46	$0.75	$2.16	$2.93
Diluted net income per common share	$0.46	$0.75	$2.15	$2.92
Dividends declared per share	$0.34	$0.34	$1.02	$1.02

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023			2022
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$163,479	$159,156	$152,317	$146,332	$131,373	$114,901	$106,902
Interest expense	77,330	67,679	54,045	38,657	17,462	7,959	4,585
Tax-equivalent net interest income	86,149	91,477	98,272	107,675	113,911	106,942	102,317
Tax-equivalent adjustment	1,068	1,006	970	1,032	951	992	866
Provision/ (credit) for credit losses	2,365	5,055	(21,536)	10,801	18,890	3,046	1,635
Non-interest income	17,391	17,176	15,951	14,297	16,882	35,245	20,595
Non-interest expense	72,471	69,136	66,305	64,375	65,780	64,991	62,147
Income before income tax expense	27,636	33,456	68,484	45,764	45,172	73,158	58,264
Income tax expense	6,890	8,711	17,231	11,784	11,588	18,358	14,329
Net income	$20,746	$24,745	$51,253	$33,980	$33,584	$54,800	$43,935
GAAP financial performance:
Return on average assets	0.58%	0.70%	1.49%	0.98%	0.99%	1.69%	1.42%
Return on average common equity	5.35%	6.46%	13.93%	9.23%	8.96%	14.97%	11.83%
Return on average tangible common equity	7.42%	8.93%	19.10%	12.91%	12.49%	20.83%	16.45%
Net interest margin	2.55%	2.73%	2.99%	3.26%	3.53%	3.49%	3.49%
Efficiency ratio - GAAP basis	70.72%	64.22%	58.55%	53.23%	50.66%	46.03%	50.92%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$30,001	$38,511	$46,948	$56,565	$64,062	$76,204	$59,899
Core after-tax earnings	$27,766	$27,136	$52,253	$35,322	$35,695	$44,238	$45,050
Core return on average assets	0.78%	0.77%	1.52%	1.02%	1.05%	1.37%	1.45%
Core return on average common equity	7.16%	7.09%	14.20%	9.60%	9.53%	12.09%	12.13%
Core return on average tangible common equity	9.51%	9.43%	19.11%	13.02%	12.86%	16.49%	16.45%
Core earnings per diluted common share	$0.62	$0.60	$1.16	$0.79	$0.80	$0.98	$0.99
Efficiency ratio - Non-GAAP basis	60.91%	60.68%	56.87%	51.46%	48.18%	49.79%	49.34%
Per share data:
Net income attributable to common shareholders	$20,719	$24,712	$51,084	$33,866	$33,470	$54,606	$43,667
Basic net income per common share	$0.46	$0.55	$1.14	$0.76	$0.75	$1.21	$0.97
Diluted net income per common share	$0.46	$0.55	$1.14	$0.76	$0.75	$1.21	$0.96
Weighted average diluted common shares	44,960,455	44,888,759	44,872,582	44,828,827	44,780,560	45,111,693	45,333,292
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Securities gains/ (losses)	$—	$—	$—	$(393)	$2	$38	$8
Gain/ (loss) on disposal of assets	—	—	—	—	(183)	16,699	—
Service charges on deposit accounts	2,704	2,606	2,388	2,419	2,591	2,467	2,326
Mortgage banking activities	1,682	1,817	1,245	783	1,566	1,483	2,298
Wealth management income	9,391	9,031	8,992	8,472	8,867	9,098	9,337
Insurance agency commissions	—	—	—	—	—	812	2,115
Income from bank owned life insurance	845	1,251	907	950	693	703	795
Bank card fees	450	447	418	463	438	1,810	1,668
Other income	2,319	2,024	2,001	1,603	2,908	2,135	2,048
Total non-interest income	$17,391	$17,176	$15,951	$14,297	$16,882	$35,245	$20,595
Non-interest expense:
Salaries and employee benefits	$44,853	$40,931	$38,926	$39,455	$40,126	$39,550	$39,373
Occupancy expense of premises	4,609	4,764	4,847	4,728	4,759	4,734	5,034
Equipment expenses	3,811	3,760	4,117	3,859	3,825	3,559	3,536
Marketing	729	1,589	1,543	1,354	1,370	1,280	1,193
Outside data services	2,819	2,853	2,514	2,707	2,509	2,564	2,419
FDIC insurance	2,333	2,375	2,138	1,462	1,268	1,078	984
Amortization of intangible assets	1,245	1,269	1,306	1,408	1,432	1,466	1,508
Merger, acquisition and disposal expense	—	—	—	—	1	1,067	—
Professional fees and services	4,509	4,161	3,684	2,573	2,207	2,372	2,017
Other expenses	7,563	7,434	7,230	6,829	8,283	7,321	6,083
Total non-interest expense	$72,471	$69,136	$66,305	$64,375	$65,780	$64,991	$62,147

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023			2022
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,137,694	$5,131,210	$5,167,456	$5,130,094	$5,066,843	$4,761,658	$4,388,275
Commercial owner-occupied real estate loans	1,760,384	1,770,135	1,769,928	1,775,037	1,743,724	1,767,326	1,692,253
Commercial AD&C loans	938,673	1,045,742	1,046,665	1,090,028	1,143,783	1,094,528	1,089,331
Commercial business loans	1,454,709	1,423,614	1,437,478	1,455,885	1,393,634	1,353,380	1,349,602
Residential mortgage loans	1,432,051	1,385,743	1,328,524	1,287,933	1,218,552	1,147,577	1,000,697
Residential construction loans	160,345	190,690	223,456	224,772	229,243	235,486	204,259
Consumer loans	416,436	422,505	421,734	432,957	423,034	426,335	419,911
Total loans	11,300,292	11,369,639	11,395,241	11,396,706	11,218,813	10,786,290	10,144,328
Allowance for credit losses - loans	(123,360)	(120,287)	(117,613)	(136,242)	(128,268)	(113,670)	(110,588)
Loans held for sale	19,235	21,476	16,262	11,706	11,469	23,610	17,537
Investment securities	1,392,078	1,463,554	1,528,336	1,543,208	1,587,279	1,595,424	1,586,441
Total assets	14,135,085	13,994,545	14,129,007	13,833,119	13,765,597	13,303,009	12,967,416
Noninterest-bearing demand deposits	3,013,905	3,079,896	3,228,678	3,673,300	3,993,480	4,129,440	4,039,797
Total deposits	11,151,012	10,958,922	11,075,991	10,953,421	10,749,486	10,969,461	10,852,794
Customer repurchase agreements	66,581	74,510	47,627	61,967	91,287	110,744	130,784
Total stockholders' equity	1,537,914	1,539,032	1,536,865	1,483,768	1,451,862	1,477,169	1,488,910
Quarterly average balance sheets:
Commercial investor real estate loans	$5,125,459	$5,146,632	$5,136,204	$5,082,697	$4,898,683	$4,512,937	$4,220,246
Commercial owner-occupied real estate loans	1,769,717	1,773,039	1,769,680	1,753,351	1,755,891	1,727,325	1,683,557
Commercial AD&C loans	995,682	1,057,205	1,082,791	1,136,780	1,115,531	1,096,369	1,102,660
Commercial business loans	1,442,518	1,441,489	1,444,588	1,373,565	1,327,218	1,334,350	1,372,755
Residential mortgage loans	1,406,929	1,353,809	1,307,761	1,251,829	1,177,664	1,070,836	964,056
Residential construction loans	174,204	211,590	223,313	231,318	235,123	221,031	197,366
Consumer loans	421,189	423,306	424,122	426,134	422,963	421,022	424,859
Total loans	11,335,698	11,407,070	11,388,459	11,255,674	10,933,073	10,383,870	9,965,499
Loans held for sale	13,714	17,480	8,324	10,901	15,211	12,744	17,594
Investment securities	1,589,342	1,639,324	1,679,593	1,717,455	1,734,036	1,686,181	1,617,615
Interest-earning assets	13,444,117	13,423,589	13,316,165	13,134,234	12,833,758	12,283,834	11,859,803
Total assets	14,086,342	14,094,653	13,949,276	13,769,472	13,521,595	12,991,692	12,576,089
Noninterest-bearing demand deposits	3,041,101	3,137,971	3,480,433	3,833,275	3,995,702	4,001,762	3,758,732
Total deposits	11,076,724	10,928,038	11,049,991	11,025,843	10,740,999	10,829,221	10,542,029
Customer repurchase agreements	67,298	58,382	60,626	74,797	104,742	122,728	131,487
Total interest-bearing liabilities	9,332,617	9,257,652	8,806,720	8,310,278	7,892,230	7,377,045	7,163,641
Total stockholders' equity	1,538,553	1,535,465	1,491,929	1,460,254	1,486,427	1,468,036	1,506,516
Financial measures:
Average equity to average assets	10.92%	10.89%	10.70%	10.61%	10.99%	11.30%	11.98%
Average investment securities to average earning assets	11.82%	12.21%	12.61%	13.08%	13.51%	13.73%	13.64%
Average loans to average earning assets	84.32%	84.98%	85.52%	85.70%	85.19%	84.53%	84.03%
Loans to assets	79.94%	81.24%	80.65%	82.39%	81.50%	81.08%	78.23%
Loans to deposits	101.34%	103.75%	102.88%	104.05%	104.37%	98.33%	93.47%
Assets under management	$5,536,499	$5,742,888	$5,477,560	$5,255,306	$4,969,092	$5,171,321	$5,793,787
Capital measures:
Tier 1 leverage (1)	9.50%	9.42%	9.44%	9.33%	9.33%	9.53%	9.66%
Common equity tier 1 capital to risk-weighted assets (1)	10.83%	10.65%	10.53%	10.23%	10.18%	10.42%	10.78%
Tier 1 capital to risk-weighted assets (1)	10.83%	10.65%	10.53%	10.23%	10.18%	10.42%	10.78%
Total regulatory capital to risk-weighted assets (1)	14.85%	14.60%	14.43%	14.20%	14.15%	14.46%	15.02%
Book value per common share	$34.26	$34.31	$34.37	$33.23	$32.52	$33.10	$32.97
Outstanding common shares	44,895,158	44,862,369	44,712,497	44,657,054	44,644,269	44,629,697	45,162,908
(1) Estimated ratio at September 30, 2023.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2023			2022
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$215	$—	$—	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—	—
Commercial business	415	29	3,002	1,002	1,966	—	—
Residential real estate:
Residential mortgage	—	692	352	—	167	353	296
Residential construction	—	—	—	—	—	—	—
Consumer	—	—	—	—	34	—	—
Total loans 90 days past due	415	721	3,569	1,002	2,167	353	296
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	20,108	20,381	15,451	9,943	14,038	11,245	11,743
Commercial owner-occupied real estate	4,744	4,846	4,949	5,019	6,294	7,869	8,083
Commercial AD&C	1,422	569	—	—	—	1,353	1,081
Commercial business	9,671	9,393	9,443	7,322	7,198	7,542	8,357
Residential real estate:
Residential mortgage	10,766	10,153	8,935	7,439	7,514	7,305	8,148
Residential construction	449	—	—	—	—	1	51
Consumer	4,187	3,396	4,900	5,059	5,173	5,692	6,406
Total non-accrual loans	51,347	48,738	43,678	34,782	40,217	41,007	43,869
Total restructured loans - accruing (1)	—	—	—	3,575	2,077	2,119	2,161
Total non-performing loans	51,762	49,459	47,247	39,359	44,461	43,479	46,326
Other assets and other real estate owned (OREO)	261	611	645	645	739	739	1,034
Total non-performing assets	$52,023	$50,070	$47,892	$40,004	$45,200	$44,218	$47,360

	For the Quarter Ended,
(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Analysis of non-accrual loan activity:
Balance at beginning of period	$48,738	$43,678	$34,782	$40,217	$41,007	$43,869	$46,086
Non-accrual balances transferred to OREO	—	—	—	—	—	—	—
Non-accrual balances charged-off	(183)	(2,049)	(126)	(22)	(197)	(376)	(265)
Net payments or draws	(1,545)	(1,654)	(10,212)	(9,535)	(3,509)	(3,234)	(2,787)
Loans placed on non-accrual	4,967	9,276	19,714	5,467	4,212	948	1,503
Non-accrual loans brought current	(630)	(513)	(480)	(1,345)	(1,296)	(200)	(668)
Balance at end of period	$51,347	$48,738	$43,678	$34,782	$40,217	$41,007	$43,869

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$120,287	$117,613	$136,242	$128,268	$113,670	$110,588	$109,145
Provision/ (credit) for credit losses - loans	3,171	4,454	(18,945)	7,907	14,092	3,046	1,635
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(3)	(14)	(5)	(1)	—	(300)	(19)
Commercial owner-occupied real estate	(25)	(27)	(26)	(27)	(10)	(12)	—
Commercial AD&C	—	—	—	—	—	—	—
Commercial business	15	363	(127)	(13)	(512)	331	111
Residential real estate:
Residential mortgage	(4)	35	21	(50)	(8)	(9)	120
Residential construction	—	—	—	—	(3)	(5)	—
Consumer	115	1,423	(179)	24	27	(41)	(20)
Net charge-offs/ (recoveries)	98	1,780	(316)	(67)	(506)	(36)	192
Balance at the end of period	$123,360	$120,287	$117,613	$136,242	$128,268	$113,670	$110,588

Asset quality ratios:
Non-performing loans to total loans	0.46%	0.44%	0.41%	0.35%	0.40%	0.40%	0.46%
Non-performing assets to total assets	0.37%	0.36%	0.34%	0.29%	0.33%	0.33%	0.37%
Allowance for credit losses to loans	1.09%	1.06%	1.03%	1.20%	1.14%	1.05%	1.09%
Allowance for credit losses to non-performing loans	238.32%	243.21%	248.93%	346.15%	288.50%	261.44%	238.72%
Annualized net charge-offs/ (recoveries) to average loans	—%	0.06%	(0.01)%	—%	(0.02)%	—%	0.01%
(1) Effective January 1, 2023, the Company adopted ASU 2022-02, which eliminated the accounting and recognition of troubled debt restructurings ("TDRs").

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,125,459	$60,482	4.68%	$4,898,683	$51,463	4.17%
Commercial owner-occupied real estate loans	1,769,717	20,865	4.68	1,755,891	20,284	4.58
Commercial AD&C loans	995,682	20,503	8.17	1,115,531	15,501	5.51
Commercial business loans	1,442,518	23,343	6.42	1,327,218	17,196	5.14
Total commercial loans	9,333,376	125,193	5.32	9,097,323	104,444	4.55
Residential mortgage loans	1,406,929	12,550	3.57	1,177,664	9,980	3.39
Residential construction loans	174,204	1,680	3.83	235,123	1,845	3.11
Consumer loans	421,189	8,491	8.00	422,963	5,531	5.19
Total residential and consumer loans	2,002,322	22,721	4.52	1,835,750	17,356	3.77
Total loans (2)	11,335,698	147,914	5.18	10,933,073	121,800	4.42
Loans held for sale	13,714	238	6.93	15,211	161	4.24
Taxable securities	1,239,564	6,682	2.16	1,251,599	5,735	1.83
Tax-advantaged securities	349,778	2,269	2.59	482,437	2,900	2.40
Total investment securities (3)	1,589,342	8,951	2.25	1,734,036	8,635	1.99
Interest-bearing deposits with banks	505,017	6,371	5.00	150,992	774	2.03
Federal funds sold	346	5	5.38	446	3	2.30
Total interest-earning assets	13,444,117	163,479	4.83	12,833,758	131,373	4.07

Less: allowance for credit losses - loans	(122,348)			(114,512)
Cash and due from banks	93,354			93,327
Premises and equipment, net	71,956			64,039
Other assets	599,263			644,983
Total assets	$14,086,342			$13,521,595

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,419,934	$4,229	1.18%	$1,444,801	$941	0.26%
Regular savings deposits	861,634	5,571	2.57	555,057	21	0.02
Money market savings deposits	2,866,744	25,122	3.48	3,202,507	5,281	0.65
Time deposits	2,887,311	28,180	3.87	1,542,932	3,247	0.83
Total interest-bearing deposits	8,035,623	63,102	3.12	6,745,297	9,490	0.56
Repurchase agreements	67,298	356	2.10	104,742	30	0.11
Federal funds purchased and Federal Reserve Bank borrowings	300,435	3,726	4.92	158,211	947	2.37
Advances from FHLB	558,696	6,200	4.40	514,022	3,049	2.35
Subordinated debt	370,565	3,946	4.26	369,958	3,946	4.27
Total borrowings	1,296,994	14,228	4.35	1,146,933	7,972	2.76
Total interest-bearing liabilities	9,332,617	77,330	3.29	7,892,230	17,462	0.88

Noninterest-bearing demand deposits	3,041,101			3,995,702
Other liabilities	174,071			147,236
Stockholders' equity	1,538,553			1,486,427
Total liabilities and stockholders' equity	$14,086,342			$13,521,595

Tax-equivalent net interest income and spread		$86,149	1.54%		$113,911	3.19%
Less: tax-equivalent adjustment		1,068			951
Net interest income		$85,081			$112,960

Interest income/earning assets			4.83%			4.07%
Interest expense/earning assets			2.28			0.54
Net interest margin			2.55%			3.53%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.0 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,136,059	$177,067	4.61%	$4,546,440	$138,245	4.07%
Commercial owner-occupied real estate loans	1,770,812	61,038	4.61	1,722,522	58,126	4.51
Commercial AD&C loans	1,044,907	61,005	7.81	1,104,901	37,821	4.58
Commercial business loans	1,442,858	68,258	6.33	1,344,608	49,370	4.91
Total commercial loans	9,394,636	367,368	5.23	8,718,471	283,562	4.35
Residential mortgage loans	1,356,530	35,925	3.53	1,071,634	26,632	3.31
Residential construction loans	202,856	5,302	3.49	217,978	5,112	3.14
Consumer loans	422,861	24,403	7.72	422,941	13,112	4.14
Total residential and consumer loans	1,982,247	65,630	4.42	1,712,553	44,856	3.50
Total loans (2)	11,376,883	432,998	5.09	10,431,024	328,418	4.21
Loans held for sale	13,192	697	7.04	15,174	504	4.43
Taxable securities	1,275,407	20,538	2.15	1,204,240	14,472	1.60
Tax-advantaged securities	360,348	6,727	2.49	475,463	8,533	2.39
Total investment securities (3)	1,635,755	27,265	2.22	1,679,703	23,005	1.83
Interest-bearing deposits with banks	368,829	13,979	5.07	202,882	1,245	0.82
Federal funds sold	433	13	4.00	581	4	0.91
Total interest-earning assets	13,395,092	474,952	4.74	12,329,364	353,176	3.83

Less: allowance for credit losses - loans	(125,558)			(112,384)
Cash and due from banks	94,960			81,673
Premises and equipment, net	70,130			62,510
Other assets	609,301			672,093
Total assets	$14,043,925			$13,033,256

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,413,876	$10,465	0.99%	$1,477,956	$1,513	0.14%
Regular savings deposits	660,211	7,831	1.59	553,982	62	0.02
Money market savings deposits	3,067,810	68,976	3.01	3,334,534	7,403	0.30
Time deposits	2,658,225	67,943	3.42	1,418,740	6,600	0.62
Total interest-bearing deposits	7,800,122	155,215	2.66	6,785,212	15,578	0.31
Repurchase agreements	62,126	561	1.21	119,554	104	0.12
Federal funds purchased and Federal Reserve Bank borrowings	264,580	9,816	4.96	85,983	1,128	1.75
Advances from FHLB	637,015	21,623	4.54	174,493	3,066	2.35
Subordinated debt	370,412	11,839	4.26	315,065	10,130	4.29
Total borrowings	1,334,133	43,839	4.39	695,095	14,428	2.78
Total interest-bearing liabilities	9,134,255	199,054	2.91	7,480,307	30,006	0.54

Noninterest-bearing demand deposits	3,218,226			3,919,600
Other liabilities	169,291			146,429
Stockholders' equity	1,522,153			1,486,920
Total liabilities and stockholders' equity	$14,043,925			$13,033,256

Tax-equivalent net interest income and spread		$275,898	1.83%		$323,170	3.29%
Less: tax-equivalent adjustment		3,044			2,809
Net interest income		$272,854			$320,361

Interest income/earning assets			4.74%			3.83%
Interest expense/earning assets			1.99			0.33
Net interest margin			2.75%			3.50%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.0 million and $2.8 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.